Exhibit 99.1
                                                                   ------------

Corporate Headquarters                                          August 19, 2003
3406 West Main Street
Tupelo, MS 38801


Released by:      Ellen Kennedy
                  (662) 842-2834, Ext. 109


                             HANCOCK FABRICS REPORTS
                           SECOND QUARTER 2003 RESULTS

Hancock Fabrics, Inc. (NYSE symbol: HKF) today announced its unaudited results for the second fiscal quarter of 2003.

Sales in the 13 weeks ended August 3, 2003 increased 3.7% to $96.1 million from $92.7 million in the same quarter of 2002. Net earnings were $1.6 million, or $.09 per diluted share, compared with $1.5 million, or $.08 per diluted share, in the second quarter a year ago. LIFO negatively impacted earnings by $.01 per share in comparison with the prior year.

In commenting on the results, Larry G. Kirk, Chief Executive Officer, stated, "Comparable store sales increased 3.8% following a 7.3% gain a year ago, and gross margin was also higher than last year. However, the duplicate costs of operating two distribution centers for a time, as well as increased insurance and pension expenses, offset much of the improvement in sales, gross margin and other expense categories. Store inventories are at a pre-season peak in preparation for the big fall and holiday periods, and we believe that we have the necessary breadth and depth of product for the all-important second half of the year."

"The Company's balance sheet is in good shape with $3 million in cash and $28 million in outstanding bank debt at quarter end. We are currently borrowing at an interest rate of 1.85%. The approaching period of heavy cash flow generation should match up well with the capital expenditures for the new distribution center expansion in the second half of the year," Kirk said.

Hancock Fabrics, Inc.                                           Page 2
Press Release                                                   August 19, 2003

"Even with a net decline of 70 stores since we began our store repositioning process, overall square footage has increased almost 5% with the transition to larger, better-spaced locations. As store closings return to a more routine level, we are looking to accelerate expansion of an improving store model into new areas and into existing markets that are underserved. We continue to be very interested in acquisitions of multiple spaces as well. At this point in time, we are expecting to open about 20 new stores in the second half of the year while moving or closing about 15 locations," Kirk continued.

"The process of expanding the recently acquired distribution center in nearby Baldwyn, Mississippi and transitioning our operations will require additional capital and expense until the relocation is complete in mid-2004. However, we believe that the opportunities for greater efficiency and the capacity to support future store growth far outweigh the near-term effects. Additionally, with interest rates at historically low levels and a very competitive construction industry, we have an exceptional window of opportunity to position our distribution and support operations for a long time to come," Kirk concluded.

During the quarter, Hancock opened eight stores and closed eight. The Company currently operates 431 retail fabric stores in 42 states, supplies various independent wholesale customers and operates an internet store under its two domain names, www.hancockfabrics.com and www.homedecoratingaccents.com.

Hancock Fabrics, Inc. is a retail and wholesale merchant of fabric and related home sewing and decorating accessories.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Hancock Fabrics, Inc.                                           Page 3
Press Release                                                   August 19, 2003

                    COMPARATIVE FINANCIAL SUMMARY (unaudited)
                 (000's omitted, except for per share amounts)

                                   13 Weeks             13 Weeks              26 Weeks             26 Weeks
                                August 3, 2003       August 4, 2002        August 3, 2003       August 4, 2002
                            --------------------   ------------------    ------------------   ------------------

Sales                       $            96,103  $            92,676  $            203,739  $           196,730

Cost of Goods Sold
  After LIFO Effect                      46,334               45,125                99,231               96,644
                            --------------------   ------------------    ------------------   ------------------

  Gross Profit                           49,769               47,551               104,508              100,086
                            --------------------   ------------------    ------------------   ------------------

Expenses:
  Selling, G&A                           45,544               43,800                92,364               89,180
  Dep'n/Amort                             1,585                1,343                 3,037                2,675
                            --------------------   ------------------    ------------------   ------------------
                                         47,129               45,143                95,401               91,855
                            --------------------   ------------------    ------------------   ------------------

Operating Income                          2,640                2,408                 9,107                8,231

Interest Expense                            180                   94                   274                  154
Interest Income                             (17)                 (19)                  (34)                 (50)
                            --------------------   ------------------    ------------------   ------------------

Earnings Before
  Income Taxes                            2,477                2,333                 8,867                8,127


Income Taxes                                900                  848                 3,219                2,951
                            --------------------   ------------------    ------------------   ------------------

Net Earnings                $             1,577    $           1,485     $           5,648    $           5,176
                            ====================   ==================    ==================   ==================

Earnings Per Share

    Basic                   $              0.09    $            0.08     $            0.32    $            0.29
                            ====================   ==================    ==================   ==================

    Diluted                 $              0.09    $            0.08     $            0.31    $            0.27
                            ====================   ==================    ==================   ==================


Average Shares
  Outstanding (000's)

    Basic                                17,515               18,042                17,652               17,818

    Diluted                              18,345               19,064                18,452               18,907

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold        $              (200)   $            (500)    $            (200)   $            (500)


Hancock Fabrics, Inc.                                           Page 4
Press Release                                                   August 19, 2003


                           CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                                        August 3,       August 4,
                                                                          2003            2002
                                                                    ---------------  ----------------
ASSETS:
Current assets:
    Cash and cash equivalents                                       $         3,156  $          3,666
    Inventories                                                             150,801           142,072
    Other current assets                                                      4,273             3,921
                                                                    ---------------  ----------------

       Total current assets                                                 158,230           149,659

Property and equipment, at depreciated cost                                  45,163            40,023
Pension payment in excess of required contribution                           17,383             2,550
Other assets                                                                 12,467            16,362
                                                                    ---------------  ----------------

                                                                    $       233,243  $        208,594
                                                                    ===============  ================


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and other liabilities                          $        52,238  $         55,920
    Income taxes                                                              5,112             3,674
                                                                    ---------------  ----------------

       Total current liabilities                                             57,350            59,594

Long-term debt obligations                                                   28,000            11,000
Postretirement benefits other than pensions                                  22,204            21,906
Other noncurrent liabilities                                                  5,577             6,513
Shareholders' equity                                                        120,112           109,581
                                                                    ---------------  ----------------

                                                                    $       233,243  $        208,594
                                                                    ===============  ================




Released at 4:00 P. M.
Tupelo, MS